UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2015

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 5, 2015, the Company issued a Convertible Promissory Note to holder Siskey Capital, LLC in the principal amount of $150,000. The Note features a mandatory conversion feature obligating the holder to participate and apply the principal and interest to a “Qualified Financing” meaning a financing taking place prior to December 31, 2015 wherein the Company receives gross proceeds totaling at least $1,500,000. The Note bears interest at twelve percent per annum and has a maturity date of March 31, 2016. The Company plans to use net proceeds from the sale of the Note for general working capital.

The summary of the transactions described above is qualified in its entirety by reference to the Note filed as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the discussion in Item 1.01 above with respect to the obligation of the Company pursuant to the Convertible Note.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report regarding the Convertible Note is incorporated by reference into this Item 3.02.  The offer and sale of the Note were made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The sale of the Note was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.  This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

4.1	Convertible Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.
Dated: October 6, 2015	By:	/s/ Alex Minicucci
Alex Minicucci
Chief Executive Officer